UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 14, 2021

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, effective September 24, 2020, Boxlight Corporation, a Delaware corporation (the “Company”), acquired 100% of the share capital of Sahara Presentation Systems PLC. Headquartered in the United Kingdom, Sahara is a leader in distributed AV products and a manufacturer of multi-award winning touchscreens and digital signage products, including the globally renowned Clevertouch and Sedao brands. In consideration for the acquisition, the Company paid to the shareholders of Sahara a total purchase price of £74,000,000 (approximately USD $94,900,000) in the form of £52,000,000 (approximately USD $66,700,000) in cash and £22,000,000 (approximately USD $28,200,000) in the form of the Company’s Series B convertible preferred stock and Series C convertible preferred stock.

On March 24, 2021, we entered into a share redemption and conversion agreement (the “Redemption Agreement”) with former Sahara shareholders who own approximately 96% of our Series B and Series C preferred stock. Under the agreement, we agreed to redeem and purchase from such preferred stockholders on or before June 30, 2021 (the “Completion Date”) all of their shares of Series B preferred stock for £11,508,495 being the stated or liquidation value of the Series B preferred stock plus (b) accrued dividends from January 1, 2021 to the date of purchase. In addition, the holders of 96% of the Series C preferred stock agreed to convert those shares into 7,630,699 shares of our Class A Common Stock at a conversion price of $1.66 per share. On June 14, 2021, we entered into an amendment to the Redemption Agreement (the “Amended Redemption Agreement”) for purposes of extending the Completion Date to on or before December 31, 2021. In addition, the Amended Redemption Agreement changed the definition of “Redemption Payments” such that the redemption payment schedule would begin on or before May 31, 2021 for the quarter then ended and continue quarterly until the date of Completion.

The above description of the Amended Redemption Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Redemption Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Preferred Stock Redemption Conversion Agreement, dated June 14, 2021, between Boxlight Corporation and the Preferred Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2021

BOXLIGHT CORPORATION

By:	/s/ Patrick Foley
Name:	Patrick Foley
Title:	Chief Financial Officer